Exhibit 99.1

Melinta Therapeutics Reports Third Quarter 2018 Financial Results

- New Product Launches Continue to Make Progress Setting the Stage for Growth in 2019 -

- Entered Commercial Agreement with Menarini Group to market Vabomere®, Orbactiv® and Minocin® for Injection in 68 Countries Outside the U.S. –

- Positive opinion for Vabomere from the CHMP of the European Medicines Agency (EMA), Recommending Approval for Five Indications –

- Implemented Cost Reduction Initiatives to Reduce Operating Expenses by more than $50 million in 2019 –

- Commitment Received from Vatera Healthcare Partners for up to $75 million in Equity, Drawable at Company’s Option1 -

NEW HAVEN, Conn., November 7, 2018 – Melinta Therapeutics, Inc. (NASDAQ: MLNT), a commercial-stage company, developing and commercializing novel antibiotics to treat serious bacterial infections, today reported financial results and provided a business update for the quarter ended September 30, 2018. Melinta made continued progress during the quarter driven by the achievement of several key milestones within its commercial, R&D and business development operations critical to positioning the company for long-term growth.

Q3 2018 and Recent Business Highlights

•	Sales of heavily promoted products increased, with additional signs of recent acceleration

•	Baxdela® continued to grow in the retail market, driven by dedicated sales force effort

•	Entered into a commercial agreement with Menarini Group to commercialize Vabomere®, Orbactiv® and Minocin® for injection in 68 countries outside of the U.S.

•

Published complete results from Phase III TANGO 2 descriptive study of Vabomere, which showed Vabomere was associated with increased clinical cure, and decreased mortality compared to best available therapy

•	Received a positive opinion for Vabomere from The Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA), recommending approval for five indications:

•	complicated intra-abdominal infections (cIAI)

•	complicated urinary tract infections (cUTI)

[1]	Subject to shareholder approval and customary closing conditions

•	hospital-acquired pneumonia including ventilator associated pneumonia (HAP/VAP)

•	bacteraemia that occurs in association with any of these infections

•	infections due to aerobic Gram-negative organisms where treatment options are limited

•	Announced positive topline results for Baxdela Phase III label expansion study in adult patients with community-acquired bacterial pneumonia (CABP), meeting all key primary and secondary endpoints

•	Identified operating cost reductions of greater than $50 million with implementation underway for 2019 impact

“We are taking deliberate and decisive steps to accelerate sales, lower costs and optimize cash,” said John Johnson, Interim CEO and Director of Melinta. “We have undertaken an optimization of our organization to refine our strategic focus on the critical needs of the business, while supporting the momentum of our ongoing launches. This includes initiatives to reduce or eliminate spending within our operations. As a result of these changes, we now expect more than $50 million in operating expense savings for 2019 from our current spending levels.”

“At the same time, we are making progress on our initiatives to drive growth with product sales demonstrating signs of recent acceleration that we are working hard to build upon especially in the outpatient setting. Importantly, we achieved several key milestones, including the agreement with Menarini Group to market Vabomere, Orbactiv and Minocin in 68 countries outside of the U.S., and the reporting of positive results from our Phase III trial of Baxdela for the treatment of adult patients with CABP. In addition, the recommendation by the CHMP for approval of Vabomere by the EMA for five indications was highly encouraging and brings us one step closer to providing access to this important treatment option for patients in Europe. We have much work ahead, but we are moving forward with urgency to drive profitable growth and shareholder value,” continued Johnson.

“From a financial perspective, we have received a funding commitment from Vatera Healthcare Partners, our largest shareholder, of up to $75.0 million in equity,” said Peter Milligan, Chief Financial Officer of Melinta. “Drawing on this option will help support the company as we enter 2019 and approach a number of contractual obligations and payments related to the acquisition of The Medicines Company’s infectious disease business earlier this year.”

Upcoming Potential Catalysts

•	Vabomere European Commission marketing authorization approval decision

•	sNDA submission to FDA for Baxdela for treatment of CABP

•	Quofenix (Baxdela) European Marketing Authorization approval decision

•	Country approvals for Baxdela in South America and Central America

•	Execute Latin America commercialization agreement for Vabomere, Orbactiv and Minocin

•	Additional accretive business development opportunities

Q3 2018 Financial Results

Melinta reported revenue of $34.1 million for the quarter ended September 30, 2018. In addition, the company earned $0.5 million in funding from the Biomedical Advanced Research and Development Authority (BARDA), which it recorded as other income.

in USD millions	Q3 2018		Q3 2017
Product sales, net	$11.0		$—
License revenue	$20.0		$—
Contract revenue	3.0		3.2

Total net revenue *	$34.1	*	$3.2

*	Excludes BARDA grant funding included in Other Income of $0.5 million in Q3 2018

Cost of goods sold (“COGS”) was $13.4 million for the quarter ended September 30, 2018, of which $10.4 million was comprised of non-cash amortization of intangible assets and the step-up basis in inventory acquired from The Medicines Company in January 2018 and charges for inventory that is approaching shelf life. There were no product sales and therefore no costs of goods sold in the prior year period.

Research and development (“R&D”) expenses were $13.1 million for the quarter ended September 30, 2018, compared to $10.9 million for the same period in 2017. Selling, general and administrative (“SG&A”) expenses were $34.3 million for the quarter ended September 30, 2018, compared to $10.3 million for the same period in 2017. R&D and SG&A expenses increased primarily as a result of the additional costs associated with the acquisition of The Medicines Company infectious disease business and the Cempra merger.

Net loss was $27.9 million, or $0.50 per share, for the quarter ended September 30, 2018 compared to a net loss of $19.6 million, or $857.35 per share, for the same period in 2017. Net loss per share is impacted by changes in our share count as a result of the Cempra merger and financing related to the acquisition of The Medicines Company infectious disease business.

Conference Call and Webcast

Melinta’s earnings conference call for the quarter ended September 30, 2018 will be broadcast at 8:30 a.m. ET on November 7, 2018. The live webcast can be accessed under “Events and Presentations” in the Investor Relations section of Melinta’s website at www.melinta.com.

Investors wishing to participate in the call should dial: 877-377-7553 and international investors should dial: 253-237-1151. The conference ID is 2096564. Investors can also access the call at http://ir.melinta.com/events/event-details/melinta-therapeutics-q3-2018-earnings-call.

A live webcast of the call will be available online from the Investor Relations section of the company website at www.melinta.com and will be archived there for 30 days. A telephone replay of the call will be available by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers and entering the conference ID # 2096564.

About Melinta Therapeutics

Melinta Therapeutics, Inc. is the largest pure-play antibiotics company, dedicated to saving lives threatened by the global public health crisis of bacterial infections through the development and commercialization of novel antibiotics that provide new therapeutic solutions. Its four marketed products include Baxdela® (delafloxacin), Vabomere® (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection. This portfolio provides Melinta with the unique ability to provide providers and patients with a range of solutions that can meet the tremendous need for novel antibiotics treating serious infections. Visit www.melinta.com for more information.

As more fully described in our Annual Report on Form 10-K for the year ended December 31, 2017, the former private company Melinta was determined to be the accounting acquirer in our November 2017 reverse merger with Cempra and, accordingly, historical financial information for the third quarter of 2017 presented in this press release reflects the standalone former private company Melinta and, therefore, period-over-period comparisons may not be meaningful.

Non-GAAP Financial Measures

To supplement our financial results presented on a U.S. generally accepted accounting principles, or GAAP, basis, we have included information about non-GAAP adjusted EBITDA, a non-GAAP financial measure, as a useful operating metric. We believe that the presentation of this non-GAAP financial measure, when viewed with our results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and our management in assessing the Company’s performance and results from period to period. This non-GAAP measure closely aligns with the way management measures and evaluates the Company’s performance. This non-GAAP financial measure should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, adjusted to exclude interest income, interest expense, depreciation and amortization, stock-based compensation expense, changes in the fair value of our warrant liability, gain or loss on extinguishment of debt, acquisition-related costs, and other adjustments, including severance, lease exit costs and gain on the reversal of a loss contract. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Melinta include, but are not limited to, the fact that we have incurred significant operating losses since inception and will incur continued losses for the foreseeable future; our limited operating history; our need for future capital and risks related to our ability to obtain additional capital to fund future operations; risks related to the satisfaction of the closing conditions under the Vatera equity commitment letter, to the extent drawn by the Company, including receipt of stockholder approval; uncertainties of cash flows and inability to meet working capital needs as well as other milestone, royalty and payment obligations; the fact that our independent registered public accounting firm’s report on the Company’s 2016 and 2017 financial statements contains an explanatory paragraph that states that our recurring losses from operations and our need to obtain additional capital raises substantial doubt about our ability to continue as a going concern; our substantial indebtedness; risks related to our commercial launches of our products and our inexperience as a company in marketing drug products; the degree of market acceptance of our products among physicians, patients, health care payors and the medical community; the pricing we are able to achieve for our products; and the other risks referenced in the paragraph below. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2017, and in other filings that Melinta makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Melinta Therapeutics

Condensed Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(in 000s)
Assets
Cash and cash equivalents	$83,795	$128,387
Trade receivables	8,073	—
Other receivables	30,831	7,564
Inventory	36,028	10,825
Prepaid expenses and other current assets	6,343	2,988

Total current assets	165,070	149,764
Property and equipment, net	2,312	1,596
In-process research and development	19,859	—
Other intangible assets	217,616	7,500
Goodwill	17,757	—
Other assets	59,688	1,413

Total assets	$482,302	$160,273

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$42,050	$31,446
Warrant liability	2,617	—
Current deferred purchase price and contingent consideration	46,103	—
Contingent milestone paymentss	28,500	—
Accrued interest on notes payable	4,389	284

Total current liabilities	123,659	31,730
Notes payable, net of debt discount	108,976	39,555
Deferred revenues	—	10,008
Deferred purchase price and contingent consideration	12,626	—
Other long-term liabilities	2,261	6,644

Total liabilities	247,522	87,937

Stockholders’ equity
Common stock	56	22
Additional paid-in capital	910,447	644,973
Accumulated deficit	(675,723)	(572,659)

Total stockholders’ equity	234,780	72,336

Total liabilities and stockholders’ equity	$482,302	$160,273

The Company has recorded goodwill and intangible assets, as well as deferred and contingent consideration, in connection with the acquisition of the infectious disease business from The Medicines Company on a preliminary basis and based on its best estimates. The Company will record adjustments as necessary as it completes the valuation process, which may impact the value of intangible assets and related amortization expense included in our financial statements. Under GAAP, the Company has one year to finalize the purchase accounting for the acquisition.

Melinta Therapeutics

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in 000s)		(in 000s)
Revenue
Product sales, net	$11,028	$—	$32,026	$—
License revenue	20,014	—	20,014	19,905
Contract revenue	3,036	3,191	8,901	9,728

Total revenue	34,078	3,191	60,941	29,633
Operating expenses
Cost of goods sold	13,393	—	32,068	—
Research and development	13,065	10,884	45,007	37,876
Selling, general and administrative	34,287	10,304	103,857	25,976

Total operating expenses	60,745	21,188	180,932	63,852

Loss from operations	(26,667)	(17,997)	(119,991)	(34,219)
Other income (expense):
Interest income	248	7	521	25
Interest expense	(11,477)	(2,381)	(32,332)	(5,765)
Change in fair value of warrant liability	4,172	701	30,646	335
Loss on extinguishment of debt	—	—	(2,595)	(607)
Other income	62	34	98	95
Reversal of loss contract	5,330	—	5,330	—
Grant income	472	—	5,251	—

Total other income (expense), net	(1,193)	(1,639)	6,919	(5,917)

Net loss	$(27,860)	$(19,636)	$(113,072)	$(40,136)

Accretion of convertible preferred stock dividends	—	(5,720)	—	(17,161)

Net loss available to common shareholders	$(27,860)	$(25,356)	$(113,072)	$(57,297)

Basic and diluted net loss per share	$(0.50)	$(857.35)	$(2.66)	$(1,975.69)

Basic and diluted weighted-average shares outstanding	56,012,537	29,575	42,501,123	29,001

Melinta Therapeutics

Condensed Consolidated Statement of Cash Flows

	Nine Months Ended September 30,
	2018	2017
	(in 000s)
Net loss	$(113,072)	$(40,136)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	12,887	368
Non-cash interest expense	19,312	4,174
Share-based compensation	4,041	1,628
Change in fair value of warrants	(30,646)	(335)
Loss on disposal of assets	—	14
Loss on extinguishment of debt	2,595	607
Reversal of loss contract	(5,330)	—
Provision for inventory obsolescence	7,056	—
Asset impairment	381	—
Changes in operating assets and liabilities:
Receivables	(21,463)	(7,071)
Inventory	(10,872)	(5,997)
Deposits on inventory	(40,622)	—
Prepaids and other assets/liabilities	148	1,463
Accounts payable and accrued expenses	4,875	11,682

Net cash used in operating activities	(170,710)	(33,603)

Cash flows from investing activities:
IDB acquisition	(166,383)	—
Purchases of intangible assets	(2,000)	(3,500)
Purchases of property, plant and equipment	(1,443)	(791)

Net cash used in investing activities	(169,826)	(4,291)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	206,728	95
Proceeds from the issuance of debt instruments	111,421	40,000
Proceeds from issuance of convertible notes payable	—	24,526
Principal payments on notes payable	(40,000)	(24,503)
IDB acquisition deferred payments	(727)	—
Proceeds from issuance of warrants	33,263	—
Proceeds from upfront royalty agreement	1,473	—
Prepaid notes payable disbursement put option	(7,609)	—
Debt extinguishment costs	(2,150)	(1,240)
Debt issuance costs	(6,455)	—

Net cash provided by financing activities	295,944	38,878

Net change in cash and cash equivalents	(44,592)	984

Cash and cash equivalents and restricted cash at beginning of period	128,587	11,409

Cash and cash equivalents and restricted cash at end of period	$83,995	$12,393

Melinta Therapeutics

GAAP to Non-GAAP Adjustments

for the Three and Nine Months Ended September 30, 2018 and September 30, 2017

Three Months Ended September 30, 2018	Revenue	Cost of Product Sales	R&D	SG&A	Other Income (Expense), Net	Total
As reported under GAAP	$34,078	$(13,393)	$(13,065)	$(34,287)	$(1,193)	$(27,860)
EBITDA adjustments:
Interest expense	—	—	—	—	11,477	11,477
Interest income	—	—	—	—	(248)	(248)
Depreciation and amortization	—	6,048	46	92	—	6,186

Total EBITDA adjustments	—	6,048	46	92	11,229	17,415

EBITDA	34,078	(7,345)	(13,019)	(34,195)	10,036	(10,445)
Other adjustments:
Stock-based compensation	—	22	231	1,324	—	1,577
Change in fair value of warrant liability	—	—	—	—	(4,172)	(4,172)
Gain on loss contract reversal	—	—	—	—	(5,330)	(5,330)
Acquisition-related costs	—	—	—	172	—	172
Other*	—	4,334	—	—	—	4,334

Total other adjustments	—	4,356	231	1,496	(9,502)	(3,419)

Adjusted EBITDA	$34,078	$(2,989)	$(12,788)	$(32,699)	$534	$(13,864)

Three Months Ended September 30, 2017
As reported under GAAP	$3,191		$(10,884)	$(10,304)	$(1,639)	$(19,636)
EBITDA adjustments:
Interest expense	—		—	—	2,381	2,381
Interest income	—		—	—	(7)	(7)
Depreciation and amortization	—		56	57	—	113

Total EBITDA adjustments	—		56	57	2,374	2,487

EBITDA	3,191		(10,828)	(10,247)	735	(17,149)
Other adjustments:
Stock-based compensation	—		146	372	—	518
Change in fair value of warrant liability	—		—	—	(701)	(701)
Loss on extinguishment of debt	—		—	—	—	—

Total other adjustments	$—		$146	$372	$(701)	$(183)

Adjusted EBITDA	$3,191		$(10,682)	$(9,875)	$34	$(17,332)

Nine Months Ended September 30, 2018
As reported under GAAP	$60,941	$(32,068)	$(45,007)	$(103,857)	$6,919	$(113,072)
EBITDA adjustments:
Interest expense	—	—	—	—	32,332	32,332
Interest income	—	—	—	—	(521)	(521)
Depreciation and amortization	—	17,406	153	246	—	17,805

Total EBITDA adjustments	—	17,406	153	246	31,811	49,616

EBITDA	60,941	(14,662)	(44,854)	(103,611)	38,730	(63,456)
Other adjustments:
Stock-based compensation	—	39	608	3,394	—	4,041
Change in fair value of warrant liability	—	—	—	—	(30,646)	(30,646)
Loss on extinguishment of debt	—	—	—	—	2,595	2,595
Gain on loss contract reversal	—	—	—	—	(5,330)	(5,330)
Acquisition-related costs	—	—	—	1,260	—	1,260
Other*	—	6,687	—	555	—	7,242

Total adjustments	$—	$6,726	$608	$5,209	$(33,381)	$(20,838)

Adjusted EBITDA	$60,941	$(7,936)	$(44,246)	$(98,402)	$5,349	$(84,294)

Nine Months Ended September 30, 2017
As reported under GAAP	$29,633		$(37,876)	$(25,976)	$(5,917)	$(40,136)
EBITDA adjustments:
Interest expense	—		—	—	5,765	5,765
Interest income	—		—	—	(25)	(25)
Depreciation and amortization	—		233	135	—	368

Total EBITDA adjustments	—		233	135	5,740	6,108

EBITDA	29,633		(37,643)	(25,841)	(177)	(34,028)
Other adjustments:
Stock-based compensation	—		271	809	—	1,080
Change in fair value of warrant liability	—		—	—	(335)	(335)
Loss on extinguishment of debt	—		—	—	607	607

Total adjustments	$—		$271	$809	$272	$1,352

Adjusted EBITDA	$29,633		$(37,372)	$(25,032)	$95	$(32,676)

* “Other” reflects charges that we recorded for certain inventory approaching shelf life as well as lease exit charges for one of our vacated facilities.

For More Information:

Media Inquiries: David Belian (203) 848-6276	Investor Inquiries: Lisa DeFrancesco (908) 617-1358